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                                                                   Exhibit 10.3

                              ASSIGNMENT AGREEMENT

This Assignment Agreement (hereinafter referred to as "Agreement") is made and effective as of the 25th day of August, 1999, by and between SEPRACOR INC. (hereinafter referred to as "SEPRACOR") with a principal place of business located at 111 Locke Drive, Marlborough, Massachusetts 01752, and GEORGETOWN UNIVERSITY (hereinafter referred to as "UNIVERSITY") having a principal place of business at 37th and O Streets NW, Washington, DC 20057

                                   WITNESSETH:

WHEREAS, SEPRACOR and UNIVERSITY have executed two Statements of Agreement, one effective as of 1 October 1990 (Exhibit A), and one effective as of 1 January 1993 (Exhibit B), as amended by the Amendment to Agreement effective as of 16 January 1998 (Exhibit C)(collectively, the "Statements of Agreement");

WHEREAS, under the Statements of Agreement UNIVERSITY has granted to SEPRACOR certain exclusive rights under University Intellectual Property and Joint Intellectual Property, as such terms are defined in the Statements of Agreement, but has retained its share of ownership of such intellectual property; and

WHEREAS, SEPRACOR wishes to own the entire right, title, and interest in University Intellectual Property and Joint Intellectual Property, and, pursuant to the terms hereof, UNIVERSITY is willing to assign such to SEPRACOR.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree to as follows:

ARTICLE I - Definitions

1.1 All terms appearing herein and not otherwise defined herein and defined in the Statements of Agreement shall have the meaning set forth in the Statement of Agreement effective 1 January 1993, as amended by the Amendment to Agreement effective 16 January 1998, except that such terms when used herein are understood to refer to the cumulative subject matter of the Statements of Agreement.


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ARTICLE II- Grant

2.1 Effective as of the Closing Date (as hereinafter defined), UNIVERISITY hereby assigns to SEPRACOR all of UNIVERSITY's right, title, and interest in Joint Intellectual Property and University Intellectual Property, including but not limited to Invention(s), Licensed Patent(s), and Joint Licensed Patent(s). UNIVERSITY shall cooperate fully at SEPRACOR's expense in executing any and all documents necessary to effectuate such assignment to SEPRACOR and in prosecution of Licensed Patents and Joint Licensed Patents. The Licensed Patent(s) and Joint Licensed Patent(s) presently existing and assigned to SEPRACOR pursuant to this Agreement are listed in Exhibit D.

2.2 From and after the Closing Date, UNIVERSITY, its directors, officers, employees, consultants, and agents, shall cooperate fully with and provide assistance to SEPRACOR and its nominees with regard to prosecution, maintenance, enforcement, or defense relating to Joint Intellectual Property and University Intellectual Property, including but not limited to Invention(s), Licensed Patent(s), or Joint Licensed Patent(s), and shall execute any and all documents SEPRACOR or its nominees deem necessary to the prosecution, maintenance, enforcement, or defense of such Joint Intellectual Property and University Intellectual Property, all at SEPRACOR's expense.

ARTICLE III - Consideration

3.1 Common Stock. In partial consideration for the assignment and other obligations set forth in Article II, SEPRACOR shall issue to UNIVERSITY on the Closing Date, one hundred thousand (100,000) shares of SEPRACOR common stock ($0.10 par value per share)(hereinafter the "Shares"). Effective upon issuance of the Shares to UNIVERSITY, SEPRACOR grants to UNIVERSITY the registration rights with respect to the Shares set forth in Exhibit E, which is incorporated herein by reference and made a part hereof. In connection with issuance of the Shares on the Closing Date, UNIVERSITY shall execute and deliver to SEPRACOR an Investment Letter in a form substantially as shown in Exhibit F.

3.2 Cash. In partial consideration for the assignment and other obligations set forth in Article II, on the Closing Date SEPRACOR shall pay to UNIVERSITY by wire transfer of immediately available funds (or such

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         other method of funds transfer as may be mutually agreed upon by
         SEPRACOR and UNIVERSITY) Ten Million Dollars ($10,000,000).

3.3 The closing of the transactions contemplated hereby (the "Closing") shall occur no later than ten (10) days after the effective date as first above written (the "Closing Date"). The Closing shall take place at the offices of Covington & Burling, 1201 Pennsylvania Avenue, NW, Washington, DC, at 10:00 AM on the Closing Date, or at such other location or such other time as may be mutually agreed upon by SEPRACOR and the UNIVERSITY. At the Closing, SEPRACOR shall (a) pay to the UNIVERSITY the cash portion of the consideration as provided in Section
         3.2 and (b) deliver to the UNIVERSITY a duly executed stock certificate(s) evidencing the Shares issued in the name of the UNIVERSITY.

3.4 REGISTRATION RIGHTS. From and after the Closing Date, UNIVERSITY shall have, and SEPRACOR shall be bound by, the Registration Rights attached hereto as Exhibit E and incorporated herein by reference (the "Registration Rights"). The Registration Rights shall survive the Closing Date and the expiration or termination of this Agreement.


ARTICLE IV - Termination of Statements of Agreement, Retained Rights or Obligations

Effective as of the Closing Date, the Statements of Agreement are hereby terminated, except that Article 7 Publicity, Article 8 - Publications, and
Article 16 - Indemnification of each statement of Agreement shall survive termination and remain in full force and effect. Except as stated in the preceding sentence, from and after the Closing Date, UNIVERSITY shall retain no rights under Joint Intellectual Property or University Intellectual Property, and SEPRACOR shall have no remaining obligations to UNIVERSITY. By way of non-limiting example, the Payments made by Sepracor hereunder shall be in full satisfaction of any and all of SEPRACOR's payment obligations to UNIVERSITY arising out of this Agreement or the Statements of Agreement; SEPRACOR shall have no obligation to UNIVERSITY in respect of use, non-use, licensing, enforcement, prosecution, abandonment, maintenance, or any other matter relating to Joint Intellectual Property or University Intellectual Property; SEPRACOR shall have no reporting obligations and no obligation to make any further payments to UNIVERSITY relating to University Intellectual Property, Joint Intellectual Property, or Licensed Product, including but not limited to any portion of Net Sales or royalty payments, lump sum payments, or Equity received by SEPRACOR.

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ARTICLE V  - Sepracor Representations and Warranties

5.1 ORGANIZATION. SEPRACOR is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where a failure so to qualify either singly or in the aggregate would not have a material adverse effect on the financial condition, assets, business, prospects or results of operations of SEPRACOR.

5.2 POWER. SEPRACOR has all requisite power and authority to (a) execute, deliver and perform this Agreement and (b) own, lease and operate its properties and assets and to carry on its business as presently conducted.

5.3 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by SEPRACOR and is the legal, valid and binding obligation of SEPRACOR, enforceable against SEPRACOR in accordance with its terms.

5.4 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate in any material respect any federal, state or local law, statute, ordinance, rule or regulation which is or may be applicable to SEPRACOR; (b) violate in any material respect any agreement, indenture, instrument, note, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which SEPRACOR is a party or may be bound; (c) violate in any material respect any order, injunction, judgment or decree of any court or other governmental authority or arbitrator by which SEPRACOR is or may be bound; (d) constitute an act of bankruptcy, preferences, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors; or (e) conflict with or result in any material breach or violation of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of SEPRACOR.

5.5 SHARES. All of the Shares to be issued in connection with the transactions contemplated hereby, on the Closing Date, will be (a) duly authorized, validly issued, fully paid and nonassessable and (b) offered and sold pursuant to a valid exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act").

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5.6      CAPITAL STOCK OF SEPRACOR. The authorized capital stock of SEPRACOR consists of 80,000,000 shares of common stock, par value $0.10 per share, of which 32,793,644 are issued and outstanding as of April 7, 1999, and 1,000,000 shares of preferred stock, par value $0.10 per share, none of which are outstanding as of the date hereof. All of the issued and outstanding shares of capital stock of SEPRACOR are validly issued and outstanding, fully paid and nonassessable, and none of such shares has been issued in violation of any preemptive or other rights of any person, the Securities Act or, to the best knowledge of SEPRACOR, any state securities or blue sky law.

5.7 SEC FILINGS. SEPRACOR has heretofore delivered or made available to UNIVERSITY true and complete copies of its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC (the "SEC Filing"). SEPRACOR has made all filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of its date, of the SEC Filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.8 MATERIAL ADVERSE CHANGE. All material adverse changes in the financial condition, assets, liabilities (contingent or otherwise), business or results of operations of SEPRACOR since December 31, 1998, have been publicly announced by SEPRACOR.

ARTICLE VI  - University Representations and Warranties

6.1      POWER.   UNIVERSITY has all requisite power and authority to
         execute, deliver and perform this Agreement.

6.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by UNIVERSITY and is the legal, valid and binding obligation of UNIVERSITY, enforceable against UNIVERSITY in accordance with its terms.

6.3 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate in any material respect any federal, state or local law, statute, ordinance, rule or regulation which is or may be applicable to

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         UNIVERSITY; (b) violate in any material respect any agreement, indenture, instrument, note, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which UNIVERSITY is a party or may be bound; (c) violate in any material respect any order, injunction, judgment or decree of any court or other governmental authority or arbitrator by which UNIVERSITY is or may be bound; (d) constitute an act of bankruptcy, preferences, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors; or (e) conflict with or result in any material breach or violation of the terms, conditions or provisions of the Bylaws of UNIVERSITY.

ARTICLE VII - Entire Agreement

7.1 This Agreement, together with the attached Exhibits, is the entire agreement between the parties and constitutes all the terms, conditions, and covenants of this agreement.


IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed in their names by their properly and duly authorized officers or representatives in duplicate and under seal as of the day and year first written above.

SEPRACOR INC.                               GEORGETOWN UNIVERSITY


By: /s/ Douglas E. Reedich                  By: /s/Nicole F. Mandeville
   ---------------------------                 ----------------------------

Date: August 25, 1999                       Date: August 24, 1999
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